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             [LETTERHEAD OF PIPER & MARBURY L.L.P. APPEARS HERE]

                               January 17, 1997

USF&G Pacholder Fund, Inc.
Towers of Kenwood
8044 Montgomery Road, Suite 382
Cincinnati, Ohio 45236

        Re:  Registration Statement on Form N-2
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Dear Sirs:

        We have acted as counsel to Pacholder Fund, Inc., a Maryland corporation (the "Corporation"), in connection with the filing with the Securities and Exchange Commission (the "Commission") of the Corporation's registration statement on Form N-2 (File Nos. 333-17313; 811-5639), including all amendments or supplements thereto (the "Registration Statement"), registering 2,079,850 shares of the Corporation's Common Stock, par value of $.01 per share (the "Shares"), issuable upon the exercise of non-transferable rights (the "Rights") to subscribe therefor and registering such Rights under the Securities Act of 1933, as amended (the "Act"). In this capacity, we have examined the charter and bylaws of the Corporation, the Registration Statement, the corporate action taken by the Corporation that provides for the issuance of the Rights and Shares, and such other documents and matters as we have deemed necessary and appropriate to render the opinions set forth in this letter. In such examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as certified or photostatic copies, all signatures on all documents submitted to us for examination are genuine, and all public records reviewed are accurate and complete.

        Based upon and subject to the foregoing, we are of the opinion and advise you that the Rights and Shares have been duly authorized for issuance and, when issued and paid for as described in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.



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                                                                 PIPER & MARBURY
                                                                      L.L.P.

USF&G Pacholder Fund, Inc.
January 17, 1997
Page 2

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm and the opinions set forth herein in the Registration Statement and the Statement of Additional Information which is a part thereof. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

                                        Very truly yours,


                                        /s/ Piper & Marbury L.L.P.